                         Notice of Guaranteed Delivery
                      for Tender of Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)
                                       of
                        SHOREWOOD PACKAGING CORPORATION
                                       by
                          INTERNATIONAL PAPER-37, INC.
                          a wholly owned subsidiary of
                          INTERNATIONAL PAPER COMPANY
                   (Not to be used for Signature Guarantees)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share, including the associated rights to purchase shares of preferred stock (collectively, the "Shares"), of Shorewood Packaging Corporation, a Delaware corporation (the "Company"), are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary at the addresses and facsimile number set forth below. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
             BY MAIL:                  BY FACSIMILE TRANSMISSION:                  BY HAND:
ChaseMellon Shareholder Services,   (FOR ELIGIBLE INSTITUTIONS ONLY)  ChaseMellon Shareholder Services,
              L.L.C.                         (201) 296-4293                         L.L.C.
          P.O. Box 3301                                                    120 Broadway, 13th Floor
    South Hackensack, NJ 07606      CONFIRM FACSIMILE BY TELEPHONE:           New York, NY 10271
                                             (201) 296-4860
                                        (FOR CONFIRMATION ONLY)

                                         BY OVERNIGHT COURIER:
                                ChaseMellon Shareholder Services, L.L.C.
                                           85 Challenger Road
                                       Ridgefield Park, NJ 07660
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

    The undersigned hereby tenders to International Paper-37, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of International Paper Company, a New York corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 29, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, including any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares: ______________________________________________________________
                                                Name(s) of Record Holder(s): ___

Certificates No(s). (if available): ____________________________________________
                                                ________________________________

                                                ________________________________
                                                ________________________________

                                                ________________________________
                                                Address(es): ___________________

Check box if Share(s) will be tendered by Book-Entry Transfer
                                                ________________________________
                                                Area Code and Telephone
Number(s) ______________________________________________________________________
      / /  The Depository Trust Company
                                                ________________________________
Account Number: ________________________________________________________________
                                                Signatures: ____________________
Date: __________________________________________________________________________
                                                ________________________________

                                                Dated: _________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm: __________________________________________________________________
                                                ________________________________
                             (AUTHORIZED SIGNATURE)
Address: _______________________________________________________________________
                                                Name: __________________________
                             (PLEASE TYPE OR PRINT)
________________________________________________________________________________
                                                Title: _________________________
________________________________________________________________________________
                                                Date: __________________________
________________________________________________________________________________
                                   (ZIP CODE)

Area Code and Telephone Number: ________________________________________________

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.